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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 No. 333-52491 and the related Statement of Additional Information accompanying the Prospectus of PCG Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
August 14, 1998